MOORE(R)


                                         ROBERT B. LEWIS
                                         Executive Vice President, CFO

                                         1200 Lakeside Drive
                                         Bannockburn, IL 60015
                                         Phone:  (847) 607-7129
                                         Fax:  (847) 607-7136



                                             As of December 11, 2000



Mr. Mark Hiltwein

Dear Mark:

     On behalf of Moore Corporation Limited (the "Company"), we are all extremely pleased that you have agreed to serve as the Senior Vice President, Controller (the "SVP, Controller") of the Company, effective as of the closing of the purchase of the Company's securities (the "Purchase") by Chancery Lane/GSC, L.P. (which is expected to occur on or about December 21, 2000), in accordance with the provisions of this letter agreement (the "Agreement"), which governs the terms of your employment. You will as of the date hereof in any event become a nonexecutive employee of the Company's subsidiary Moore U.S.A. Inc. ("MUSAI"). Furthermore, the Company shall have the right to assign its obligations under this Agreement to MUSAI and treat you as an employee of MUSAI, except for actions you take as an officer of the Company and you shall remain SVP, Controller of the Company. We and you hereby acknowledge that your employment with the Company and MUSAI constitutes "at-will" employment and that either party may terminate this Agreement at any time, upon written notice of termination within a reasonable period of time before the effective date of the termination. With respect to the terms of your employment with the Company, you will have the customary duties, responsibilities and authorities of a senior vice president, controller at a corporation of a similar size and nature. You will report to the Chief Financial Officer of the Company (the "CFO").

I. COMPENSATION
   ------------

     You will receive the following compensation and benefits, from which the Company may withhold any amounts required by applicable law:

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          (i) The Company will pay you a base salary ("Base Salary") at the rate of U.S. $215,000 per year. This Base Salary will be paid in accordance with the normal payroll practices of the Company.

          (ii) The Company will pay you an annual bonus (the "Annual Bonus") of up to 75% Base Salary in respect of each fiscal year of the Company in accordance with the Company's annual incentive compensation plan if the Company achieves the following performance objectives set forth by the board of directors of the Company (the "Board") (or any designated committee thereof) from time to time: (A) meeting or exceeding established EPS target, (B) meeting or exceeding established EBITDA target, and (C) meeting or exceeding your individual performance objectives. The Annual Bonus shall be approved by the CFO, the Chief Executive Officer of the Company and the Board and shall be paid on an all-or-nothing basis, provided, however, that with respect to the Company's 2001 fiscal year (which begins on January 1, 2001 and ends on December 31, 2001), your Annual Bonus will be at least equal to U.S. $161,250.

          (iii) In addition, you will be immediately eligible to participate in any nonqualified pension plans (with no waiting period) and qualified plans, if any (subject to applicable waiting periods), in which the senior executive officers of the Company customarily participate. The Company will compensate you for any benefit that you may have earned in a qualified plan where the applicable waiting period causes you not to begin receiving benefits immediately, as if you had met the waiting period eligibility.

          (iv) Further, with respect to any relocation expenses you may incur relating to the commencement of your employment with the Company in the United States Corporate Headquarters, the Company will reimburse you for all such reasonable expenses. Such expenses will be reimbursed upon presentation by you from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

II. SEVERANCE; CHANGE OF CONTROL
    ----------------------------

     If the Company terminates your employment as SVP, Controller without Cause, as defined in Annex A, or if you terminate your employment for Good Reason, as defined in Annex A, whether the same occurs before or following a Change of Control (as defined in Annex A), the Company will pay you in a cash lump sum, an amount equal to one (1) times your Annualized Total Compensation (as defined below), subject to the execution by you of a customary release. The Company will also provide to you a continuation of all benefits, including automobile and other related benefits, if any, which you were eligible to receive immediately prior to such termination, for a period of twelve (12) months following the date of such termination. Your rights of indemnification under the Company's and MUSAI's organizational documents, any plan or agreement at law or otherwise and your rights thereunder to director's and officer's liability insurance

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coverage for, in both cases, actions as an officer and director of the Company and its affiliates shall survive any termination of your employment. "Annualized Total Compensation" means Base Salary plus Annual Bonus (as if all necessary targets and objectives were met) for one year at the rate in effect immediately before termination. In addition, all outstanding stock options, grants, restricted stock awards or other equity grants issued to you will vest 100% immediately prior to the Change of Control becoming effective. The payments under this paragraph are in lieu of any notice requirements of any Canadian national or provincial law. In the event of any termination, you agree to resign as an officer and director of the Company and its affiliates.

III. INDUCEMENT OPTIONS
     ------------------

     In addition, effective immediately, you will be granted options (the "Initial Grant") to purchase an aggregate of 40,000 non-voting preference shares (the "Preference Shares") to be issued by the Company and having the terms set forth in Annex B. The Company represents and warrants that all necessary corporate action has been taken to authorize the Preference Shares and their issuance. Each year, during the ordinary course of business and based upon individual performance, you will also be considered by the Board or the applicable committee thereof to receive options to purchase common shares of the Company under the Company's stock option plan. The Initial Grant options will vest 25 percent over four years, beginning on January 3, 2002 and then on each succeeding anniversary of the date the options are granted provided you are then employed. The Initial Grant options will be fully vested on January 3, 2005, so long as you are still employed by the Company at such time.

     You agree (i) that at all times both during and (subject to your receiving full severance payments as outlined above) after your employment, you will respect the confidentiality of Company's and its affiliates' confidential information and will not disparage the Company and its affiliates or their officers, directors or employees, and (ii) during your employment and (subject to your receiving full severance payments as outlined above) for one (1) year thereafter, you will not (a) accept a position with, or provide material services to, an entity that competes with a portion of the Company's business representing more than 15% of the Company's revenues on the date of your departure, (b) solicit or hire, or assist others in the solicitation or hiring of, the Company's employees or (c) interfere with the Company's business relationships with any material customers or suppliers.

     All notices or communications under this Agreement must be in writing, addressed; (i) if to the Company, to the Chief Executive's attention at the Company's address first written above and (ii) at your address first written above (or to any other addresses as either party may designate in a notice duly delivered as described in this paragraph). Any notice or communication shall be delivered by telecopy, by hand or by courier. Notices and communications may also be sent by certified or registered mail, return receipt requested, postage prepaid, addressed as above and the third business day after the actual date of mailing shall constitute the time at which notice was given.

     Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that cannot be resolved by you and the Company, including any dispute as to the calculation of any payments hereunder, and the terms of this Agreement, shall be determined by a single arbitrator in Connecticut, in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding and may be entered in any court of competent jurisdiction. The arbitrator may award the party he determines has prevailed in the arbitration any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement. This Agreement shall be interpreted in accordance with the laws of Connecticut.

     This Agreement may be executed in counterparts. This Agreement is our full agreement and may not be modified or terminated orally.

     If the foregoing terms and conditions are acceptable and agreed to by you, please sign on the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.

                            MOORE CORPORATION LIMITED


                            By: /S/ Robert B. Lewis
                               ------------------------------
                               Name:
                               Title:



Accepted and Agreed as of this 11th day of December, 2000

/s/ Mark S. Hiltwein
--------------------------
Mark Hiltwein

                                                                         ANNEX A


                                   DEFINITIONS

     a. "CAUSE" means (1) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, (ii) the willful engaging by Executive in illegal conduct or misconduct which is demonstrably and materially injurious (monetarily or otherwise) to the Company or its affiliates, (iii) any misappropriation, fraud or breach of fiduciary duty with regard to the Company or its affiliates or any of the assets of the Company or its affiliates (other than good faith expense account disputes), (iv) conviction of, or the pleading of nolo contendere with regard to, a felony or any crime involving fraud, dishonesty or moral turpitude, or (v) refusal or failure to attempt in good faith to follow the written direction of the Board promptly upon receipt of such written direction. A termination for Cause after a Change of Control shall be based only on events occurring after such Change of Control; provided, however, the foregoing limitation shall not apply to an event constituting Cause which was not discovered by the Company prior to a Change of Control. For purpose of this paragraph (b), no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) or (ii) has occurred and specifying the particulars thereof in detail, provided that the Company may suspend the Executive with pay (without it being Good Reason) pending such meeting. The Company must notify Executive of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.

     b. "CHANGE IN CONTROL" means the occurrence of any one of the allowing events:

          (i) individuals who, on the date of this Agreement, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director pursuant to the Debenture Purchase Agreement of December 11, 2000, between Moore


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                                                                         ANNEX A


     Corporation Limited and Chancery Lane/GSC Investors, L.P., or subsequent to the date of this Agreement, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary,
     (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition or ownership by Robert G. Burton ("Burton") or any group of persons including Burton (or any entity controlled by Burton or any group of persons including Burton), or (F) pursuant to an acquisition or ownership by Ted Ammon or Greenwich Street Capital Partners or any group of persons including Ted Ammon or Greenwich Street Capital Partners (or any entity controlled by Ted Ammon or Greenwich Street Capital Partners or any group of persons including Ted Ammon or Greenwich Street Capital Partners);

          (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of
     (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company

                                                                         ANNEX A


     Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) other than persons set forth in (A) through (F) of paragraph (ii) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and
     (C) above shall be deemed to be a "Non-Qualifying Transaction");

          (iv) the closing of a sale of all or substantially all of the Company's assets, other than to an entity or in a manner where the voting securities immediately prior to such sale represent directly or indirectly after such sale at least 50% of the voting securities of the entity acquiring such assets in approximately the same proportion as prior to such sale; or

          (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     c. "GOOD REASON" means, without Executive's express written consent, the occurrence of any of the following events:

          (i) the assignment to Executive of any duties or responsibilities (including reporting responsibilities) that is inconsistent in any material and adverse respect with Executive's position(s), duties, responsibilities or status with the Company or any material and adverse diminution of such duties or responsibilities (other than temporarily while incapacitated because of physical or

                                                                         ANNEX A


     mental illness) or (B) a material and adverse change in Executive's titles or offices (including, if applicable, membership on the Board) with the Company;

          (ii) a reduction by the Company in Executive's rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target) as the same may be increased from time to time thereafter;

          (iii) any requirement of the Company that Executive (A) be based anywhere more than fifty (50) miles from the office where the Chief Executive Officer establishes the United States executive offices of the Company, it being recognized that Executive will also have an office in the Toronto area of Canada;

          (iv) any material breach of the Agreement by the Company.

     Notwithstanding the foregoing, a Good Reason event shall not be deemed to have occurred if the Company cures such action, failure or breach within ten
(10) days after receipt of notice thereof given by Executive. Executive's right to terminate employment for Good Reason shall not be affected by Executive's incapacities due to mental or physical illness and Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that Executive must provide notice of termination of employment within ninety (90) days following Executive's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

                                                                         ANNEX B


                          PREFERENCE SHARES TERM SHEET

ISSUER:                     The Company.

DIVIDENDS:                  Each Preference Share will be entitled to a
                            non-cumulative preferential annual dividend of Cdn
                            $.001, payable annually from and after the date of issuance, and also shall receive any dividend paid on a Common Share.

LIQUIDATION PREFERENCE:     Upon the liquidation and winding up of the
                            corporation, each Preference Share will be entitled to a distribution from the Company's assets (in preference to any distribution being made on the Common Shares) of Cdn $.001 and thereafter shall participate on a share-for-share basis with the Common Shares.

VOTING RIGHTS:              The Preference Shares will be non-voting; the holder
                            will irrevocably waive any class voting rights which may be waived under applicable law and will otherwise irrevocably agree to exercise any remaining class voting rights in accordance with the recommendation of the Board.

TRANSFER:                   Neither the options received in the Initial Grant
                            (the "Options"), nor the Preference Shares received upon exercise thereof, will be transferable by the holder.

EXERCISE PRICE:             The Options will have an exercise price of Cdn. $__
                            per share (the "Exercise Price").

CASH-OUT RIGHT:             The Options will contain a cash-out provision
                            permitting the holder to receive, at his election and in lieu of the delivery of Preference Shares, an amount with respect to each Preference Share equal to the positive difference between the Current
                            Market Value per Preference Share (as defined below) and the Exercise Price; the Current Market Value per
                            Preference Share shall be equal to the closing price per Common Share on the trading day immediately prior to exercise on the principal stock exchange
                            (which shall be the Toronto Stock Exchange as long as the Common Shares are listed thereon) on which the Common Shares are then

                                                                         ANNEX B


                            listed, or if not so listed, shall be conclusively deemed to be equal to the closing price of a Common Share as is applicable under the Company's customary form of option grant and the plans relating thereto.

ANTI-DILUTION PROTECTIONS:  The Options will be subject to anti-dilution and similar adjustments under the circumstances provided in the Company's customary form of option grant agreement and the plans relating thereto.

CONVERSION TO NON-VOTING    In the event that, at the time of exercise of an
COMMON:                     Option, the holder of an Option elects to receive
                            Preference Shares and the Company then has an authorized class of non-voting common shares, the Preference Shares issued upon the exercise of an Option shall automatically convert into such class of non-voting shares (on a share-for-share basis) immediately upon such exercise (and in such event, the cash-out provision described above shall not be applicable with respect to the non-voting Common
                            Shares delivered).

EXPIRATION:                 Each Option will expire immediately prior to the
                            tenth anniversary of the date of the grant thereof or under the circumstances relating to expiration upon a separation of employment provided in the Company's customary form of option grant agreement and the plans relating thereto.